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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Cash Technologies, Inc.
Los Angeles, California

We hereby consent to the incorporation by reference in the registration statement of Cash Technologies, Inc. on Form S-3 (File No. 333-41536) of our report dated September 17, 2001, relating to the consolidated financial statements of Cash Technologies, Inc. as of May 31, 2001 and for the year then ended, which report is included in this Annual Report on Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.


Los Angeles, California
September 17, 2001

                                                /s/ VASQUEZ & Company, LLP